EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form N-1A of Javelin Exchange-Traded Trust. Such reference appears in the JETS Contrarian Opportunities Index Fund’s Statement of Additional Information under the heading “Other Service Providers”.

BBD, LLP

Philadelphia, Pennsylvania
March 22, 2010